Exhibit 5


                     [SIMPSON THACHER & BARTLETT LETTERHEAD]


                                       March 29, 1996


Walter Industries, Inc.
1500 North Dale Mabry Highway
Tampa, FL  33607


         We have acted as special counsel to Walter Industries, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of up to

3,000,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company under the Company's Long-Term Incentive Stock Plan (the "Plan") and

the registration of the shares on the Registration Statement on Form S-8 (the

"Registration Statement"), filed by the Company under the Securities Act of

1933, as amended.

         We have examined the Registration Statement and the prospectus related to the Plan.  In addition, we have examined, and have relied as to matters of fact upon, original or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

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Walter Industries, Inc.                -2-                        March 29, 1996



         In such examination, we have assumed the genuineness of all signatures,

the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of

New York, the federal law of the United States and the Delaware General

Corporation Law.

         This opinion is rendered to you in connection with the above described transactions.  This opinion may not be relied upon by you for any other purpose,

or relied upon by or furnished to, any other person, firm or corporation without our prior written consent.

         We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              /s/ SIMPSON THACHER & BARTLETT

                              SIMPSON THACHER & BARTLETT